Exhibit 23.4

CONSENT OF
DC ENERGY CONSULTANTS

CONSENT OF DC ENERGY CONSULTANTS
INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM

DC Energy Consultants, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geological Evaluation dated October 10, 2008, for the Fayette Prospect Area, Pennsylvania; its Geological Evaluation dated October 10, 2008, for the Crawford Prospect Area, Pennsylvania; its Geological Evaluation dated October 10, 2008, for the Tennessee Knox Energy Prospect Area, Tennessee; and its Geological Evaluation dated October 10, 2008, for the Marcellus Shale Prospect Area, Pennsylvania in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas Resources Public #18-2008 Program, and to all references to DC Energy Consultants as having prepared such reports and as an expert concerning such reports.

DC Energy Consultants

/s/ Dennis D. Carulli
Dennis D. Carulli	October 10, 2008
Registered Professional Geologist	Paris, Pennsylvania